POWER OF ATTORNEY
                         WITH RESPECT TO
            THE UNION CENTRAL LIFE INSURANCE COMPANY


      Know all men by these presents that Philip G. Barach, whose signature appears below, hereby constitutes and appoints David F. Westerbeck, John F. Labmeier and John M. Lucas, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for The Union Central Life Insurance Company as Depositor for Carillon Life Account and any other separate accounts of the Company, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



Date:  July 21, 1995                         /s/ Philip G. Barach
                                                   Philip G. Barach
                                                        Director
                                    The Union Central Life Insurance Company